Exhibit 99.2

W e a r e For Every New Normal

Disclaimer This presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to a potential financing in connection with the proposed business combination (the “Business Combination”) between Omnichannel Acquisition Corp. (“OCA”) and Kin Insurance, Inc. (“Kin” or the “Company”). By accepting this Presentation, you acknowledge and agree that all of the information contained herein or disclosed orally during this Presentation is confidential, that you will not distribute, reproduce, disclose and use such information for any purpose other than for the purpose of your or your firm's participation in the potential financing, that you will not distribute, reproduce, disclosure or use such information in any way detrimental to Kin or OCA, and that you will return to OCA and Kin, delete or destroy this Presentation upon request. You are also being advised that the United States securities laws restrict persons with material non - public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information. The information contained herein does not purport to be all - inclusive and none of OCA, the Company or Citigroup Global Markets Inc. or J.P. Morgan Securities LLC (the “Placement Agents”) nor any of their respective subsidiaries, stockholders, shareholders, affiliates, representatives, control persons, partners, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The reader shall not rely upon any statement, representation or warranty made by any other person, firm or corporation (including, without limitation, the Placement Agents or any of their respective affiliates or control persons, officers, directors and employees) in making its investment or decision to invest in the Company. To the fullest extent permitted by law, in no circumstances will OCA, the Company, or any of their respective subsidiaries, stockholders, shareholders, affiliates, representatives, control persons, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of the Company, the potential financing or the Business Combination. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situation or financial needs. Us e o f D a t a Certain information contained in this Presentation relates to or is based on studies, publications, surveys and the Company's own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source and none of OCA, the Company or the Placement Agents, nor any of their respective affiliates nor any of their control persons, officers, directors, employees or representatives, make any representation or warranty with respect to the accuracy of such information. F o r w a r d - L o o k i n g S t a t e m e n t s Certain statements in this Presentation may be considered forward - looking statements. Forward - looking statements generally relate to future events or OCA's or the Company's future financial or other performance metrics. For example, statements concerning the following include forward - looking statements: summary financial forecast; projections of operating performance, revenues, expenses, capital expenditures, total addressable market and gross (loss) profit; projections and estimates of market opportunity and market share; future profitability; the Company's business plan; market acceptance of the Company's offerings; the Company's ability to further attract, retain, and expand its customer base; the Company’s ability to expand its business; the Company's ability to develop new products and services and bring them to market in a timely manner; the Company's ability to safeguard its and its customers' data; the Company's expectations concerning relationships with strategic partners, suppliers, and other third parties; the Company's ability to maintain, protect, and enhance its intellectual property; future acquisitions, ventures or investments in companies or products, services, or technologies; the Company's ability to attract and retain qualified employees; continuation of favorable regulations and government incentives affecting the markets in which the Company operates; the proceeds of the Business Combination and the Company's expected cash runway; and the potential effects of the Business Combination on the Company. In some cases, you can identify forward - looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward - looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by OCA and its management, and the Company and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management's control including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in OCA's final prospectus relating to its initial public offering, dated November 19, 2020, and other filings with the Securities and Exchange Commission (SEC), as well as factors associated with companies, such as the Company, that are engaged in providing insurance, including anticipated trends, growth rates and challenges in that business and in the markets in which they operate; macroeconomic conditions related to the global COVID - 19 pandemic; the ability of the Company to capture additional market share; the effects of increased competition; the ability to stay in compliance with laws and regulations that currently apply or become applicable to insurance providers in the markets in which the Company currently operates as well as new markets in which the Company may wish to operate; the failure to realize the anticipated benefits of the Business Combination; the amount of redemption requests made by OCA's public stockholders; the ability of the combined company that results from the Business Combination to issue equity or equity - linked securities or obtain debt financing in connection with the Business Combination or in the future. Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neither OCA nor the Company undertakes any duty to update these forward - looking statements. Us e o f Pr oj e ct io n s This Presentation contains projected financial information with respect to Kin. Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. See the “Forward - Looking Statements” paragraph above. Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither OCA's nor the Company's independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation and, accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. In preparing and making certain forward - looking statements contained in this presentation, Kin and OCA made a number of economic, market and operational assumptions. The Company cautions that its assumptions may not materialize and that current economic conditions render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty. kin.com | 1

Disclaimer Ad d i t i o n a l I n f or m a t i on In connection with the proposed Business Combination, OCA intends to file with the SEC a registration statement on Form S - 4 containing a preliminary proxy statement/prospectus, and after the registration statement is declared effective, OCA will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its stockholders. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. OCA's stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, OCA and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of OCA as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: Omnichannel Acquisition Corp., 485 Springfield Avenue #8, Summit, NJ 07901. Fi n a nc i a l I n f o r m a t io n ; N o n - GAA P F i n a nc i a l M e a s u r e s The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the registration statement to be filed by OCA with the SEC. Some of the financial information and data in this Presentation, such as Operating Income, Operating Income Before Customer Acquisition and Adjusted Gross Profit, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP"). Kin and OCA believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kin's financial condition and results of operations. Kin's management uses these non - GAAP measures for trend analyses for budgeting and planning purposes. Kin and OCA believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in comparing Kin's financial condition and results of operations with other similar companies, many of which present similar non - GAAP financial measures to investors. Management does not consider these non - GAAP measures in isolation or an alternative to financial measures determined in accordance with GAAP. The principal limitation of Operating Income, Operating Income Before Customer Acquisition and Adjusted Gross Profit is that they exclude significant expenses and income that are required by GAAP to be recorded in Kin's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded and included in determining these non - GAAP financial measures. A reconciliation of non - GAAP financial measures in this Presentation to the most directly comparable GAAP financial is included on page 42. P a r t i c i p a n t s i n t he Soli c i t a t io n OCA, the Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from OCA's stockholders with respect to the proposed Business Combination. A list of the names of OCA's directors and executive officers and a description of their interests in OCA is contained in OCA's final prospectus relating to its initial public offering, dated November 19, 2020, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to Omnichannel Acquisition Corp., 485 Springfield Avenue #8, Summit, NJ 07901. Additional information regarding the interests of the participants in the solicitation of proxies from OCA's stockholders with respect to the proposed Business Combination will be contained in the proxy statement/prospectus for the proposed Business Combination when available. N o O ff e r o r Soli c i t a t io n This Presentation shall not constitute a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended. This Presentation does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities (the “Securities”) will not be registered under the Securities Act, and will be offered as a private placement to a limited number of institutional “accredited investors” as defined in Rule 501(a) (1), (2), (3), (5) or (7) under the Securities Act and “Institutional Accounts” as defined in FINRA Rule 4512(c). Accordingly, the Securities must continue to be held unless a subsequent disposition thereof is either registered or exempt from the registration requirements of the Securities Act. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they might be required to bear the risk of their investment for an indefinite period of time. Neither the Company nor OCA is making an offer of the Securities in any state where the offer is not permitted. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. T r a d e m a r k s a nd T r a d e N a mes Kin and OCA own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with the Company or OCA, or an endorsement or sponsorship by or of the Company or OCA. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the®, TM or SM symbols, but such references are not intended to indicate, in any way, that the Company or OCA will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. kin.com | 2

Our Secret Sauce Play video Ԧ https://vimeo.com/545075244 kin.com | 3

Kin Built For The Digital Era While Competitors Stuck In The Past

New Reality	VS. Insurance Industry Response	kin.
1. Insurance is moving online	Reliant on outdated technology	Only pure-play Direct to Consumer homeowners Insurtech
2. Customers expect a direct, tech-forward experience	Focused on expensive, brick and mortar, traditional agent distribution	Proprietary tech provides great user experience
3. More and better-quality data is critical	Antiquated technology keeps them dependent on self-reported data	Deep data infrastructure creates sustainable risk advantage
4. Extreme weather events are increasingly common	Abandon areas that experience more volatility	Tech and direct model allow us to operate in the most lucrative markets
5. Consumers favor mission-driven brands	Insurance industry branding and marketing stagnant for decades	Insurance brand of the future with delighted users and risk-sharing model

kin.com | 4

kin.

Reinventing Homeowners Insurance Is A Historic Business Opportunity

Large And Growing Market

$105 Billion

Annual Premium Nationally[1]

A Necessary Product

Avg. Homeowner Spends

1.9%

of Income Insuring Their Home[2]

Customers Are Unhappy

42

Industry Net Promoter Score[3]

Competitive Bar Is Low 107yrs Avg. age of top 10 homeowners insurance carriers

1: S&P Global Market Intelligence (2020).
2: Bankrate 'Average cost of homeowners insurance for 2021' (2021 data).
3: Homeowners insurance industry average NPS (Clearsurance).

kin.com | 5

kin.

Unmatched Convergence Of Fintech And Insurance Experience

fintech + insurance



kin.

PRESENTER
Sean Harper
Co-founder, CEO
Founder, FeeFighters
GROUPON
BCG

PRESENTER
Josh Cohen
CFO
Finance Manager at two unicorns
GROUPON
AVANT
Deloitte.
GE

Lucas Ward
Co-founder, President, CTO
Co-founder, Rippleshot
CTO, Fundspire
EVESTMENT
accenture
rippleshot

Victor Lee
Chief Marketing Officer
25 years in CPG & Digital Marketing
RXBAR
Hasbro
Digitas

PRESENTER
Angel Conlin
Chief Insurance Officer
Fmr. General Counsel at ASI
PROGRESSIVE
ASI
Nationwide

Dan Ajun
Chief Actuary
Product Mgmt & Reinsurance expertise
Cabrillo Coastal
Rollins Analytics

Maria Sifontes
Director of Compliance
Nationwide insurance compliance experience
PROGRESSIVE
ASI
Nationwide

Clay Rising
VP of Claims
Nationwide claims leadership experience
PROGRESSIVE
ASI
TRAVELERS

Adam Sturt
VP of Data Science
Insurance actuary with UW R&D background
Allstate

kin.com | 6

kin.

Partnering With Some Of The Best Direct To Consumer Brand Builders In The Country

Omnichannel Acquisition Corp. *Omnichannel team includes 10 founders and operators who are experts at multi-channel customer acquisition and building enduring brands*



Matt Higgins
Chairman, CEO
Co-founder and CEO, RSE Ventures
Incubator of, and investor in, top consumer brands
Executive Fellow, Harvard Business School



Al Carey
Board member
Fmr. CEO, PepsiCo North America
Fmr. CEO, Frito-Lay North America
Board Member, Home Depot



Gary Vaynerchuk
Advisor
Founder and CEO, VaynerX
Founder, VaynerMedia
Co-founder, RESY



Vicky Free
Advisor
SVP of Global Marketing, Adidas
Fmr. SVP, Disney/ABC Studios
Fmr. CMO, BET



Bobbi Brown
Board member
Founder, Bobbi Brown Cosmetics



Emmett Shine
Board member
Co-founder, Pattern Brands
Co-founder, Gin Lane

kin.com | 7

kin.

Omnichannel Partnership Expected To Amplify Brand

Omnichannel's brand-building expertise is a natural complement to Kin's sophisticated insurance model and expansion plans

Omnichannel playbook for Kin

- Contribute marketing human capital, including by already sourcing CMO
- Develop "top of funnel" brand strategy with PR and media campaign support
- Build strategic partnerships with adjacent service providers
- Optimize customer acquisition funnel and existing performance marketing machine
- Execute micro/macro influencer campaigns to elevate brand awareness
- Contribute significant public company experience

The Omni team contributes expertise from both investing and operating depth

VAYNERMEDIA, hims, PELOTON, milk, RESY, Omaze, coinbase, PEPSICO, MAGIC SPOON, BLUESTONE LANE, PureWow, Glossier., &pizza, momofuku, GLG, DRL, SKOUT CYBERSECURITY, NBA, BOBBI BROWN, June, adidas, BET, BOLL & BRANCH, SHOWFIELDS, BlackRock

Omnichannel team includes a total of **21 operating advisors** with a reach of millions of followers to amplify a brand

kin.com | 8

kin.

Transaction Overview:
Fully Funds National Rollout At Compelling Valuation

- Enterprise value of $1.03bn
- 15.0x 2022E adj. gross profit vs. closest peers[1] avg. of 51.1x; 4.4x 2022E total written premium vs. closest peers avg. of 8.0x
- Funded through Omni's $207mm cash in trust[2] and $80mm PIPE[3]
- Net proceeds of $242mm expected to fund growth plan through profitability with 4x growth by 2023[4]
- Current shareholders rolling 100% of their equity; ~74% pro forma ownership[5]
- Expected to close in the second half of 2021, subject to the satisfaction of regulatory and other customary closing conditions

Sources ($mm)

Kin Equity Rollover	$961
Omni Cash in Trust	$207
PIPE Proceeds	$80
Total Sources	**$1,248**

Uses ($mm)

Kin Equity Rollover	$961
Cash to B/S	$242
Transaction Costs[6]	$45
Total Uses	**$1,248**

Transaction Ownership Breakdown



Existing Kin Shareholders
PIPE Investors
Public SPAC Investors
SPAC Sponsor
3%
16%
6%
74%

1: Hippo and Lemonade. 2: Assumes receipt of $207mm estimated cash held in trust at business combination and no redemption of OCA public shares. 3: Assumes PIPE of 8.0mm shares at $10.00 per share. 4: 2021 to 2023 total written premium growth. 5: Illustrative ownership breakdown reflects ownership before taking into account a post-closing equity incentive plan of ~10% of the pro forma ownership, excludes 10.33mm public warrants to be outstanding at closing with a strike price of $11.50 per share, excludes 4.90mm sponsor warrants to be outstanding at closing with a strike price of $11.50 per share, and assumes no redemptions by OCA's existing public shareholders. 6: Estimated transaction fees and expenses for deferred underwriting fees, PIPE, M&A advisory, legal, accounting and other miscellaneous deal-related expenses for Kin and OCA.

kin.com | 9

Kin Is Winning With Fast Growth, Great Unit Economics And Loyal Customers

Fast Growth	Q1 Year Over Year Growth Rate[1] 200%+	2022E Total Written Premium $234mm	2022E Gross Profit $69mm
Excellent Unit Economics	LTV / CAC[2] 7.9x	High Average Premium[3] $1,634	Direct to Consumer 100%
Happy, Loyal Customers[4]	Retention Rate 92%	Net Promoter Score 85	Trust Pilot 5-Star Ratings 96%



1: Shareholder Interest (Kin Insurance, Inc.) Revenue; Based on unaudited Q1 financials.
2: Customer lifetime value / customer acquisition cost (includes marketing, operations, and data CAC).
3: Kin Interinsurance Network's 2021 YTD average new premium and surplus contribution due in force as of May 2021.
4: Kin customers have an average age of approximately 57 and an average LexisNexis insurance score of greater than 770.

kin.com | 10

kin.

01. The Direct To Consumer Homeowners Insurtech With the highest - value insurance customers Customers prefer Direct to Consumer experience Direct to Consumer is a more profitable model Competitive edge in risk selection kin.com | 11

Customers Prefer To Buy Direct And Kin Delivers An Exceptional Experience



3:00
kin.com
855.717.0022
Log In
kin.
The Home for Better Insurance
Simple, personalized, affordable home insurance designed for you.
Enter your address
Get a Quote
Continue your saved quote >

72% of customers prefer a digital experience

78% of customers are not willing to pay significantly more for an agent[1]

72% of new Kin customers are existing homeowners switching carriers

Industry Leading Net Promoter Score



42
85
Home Insurance
kin.

Reviews 1,484 • Excellent

4.8

Trustpilot

Source: Clearsurance; Accenture US Personal-Lines Consumer Survey.
1: Significantly more = more than 5%

kin.com | 12

kin.

Direct To Consumer Is A Fundamentally Better Economic Model

No Recurring Agent Commission:


17%[1]
0%
Independent Agent
kin.

Customer Churn Is Lower Than Peers:


8%
13%
19%
kin.
Hippo
Lemonade

Fully Realizable Cross-Sell Opportunity:

5x

Potential LTV increase

kin.com | 13

Source: Hippo & Lemonade Company filings. 1: Conning 'Property-Casualty Insurance Distribution'.

kin.

High Lifetime Value And Fast Payback Result In Attractive Unit Economics

Key Inputs

Premium & Fees[1]:	$1,634
Take Rate[2]:	29%
Retention Rate[3]:	90%
All-in CAC[4]:	$500
Servicing Cost[5]:	3.5%



Lifetime Servicing Cost
$486
7.9x
LTV / CAC
1.6x
2yr GP / CAC
Year 2 GP
Year 1 GP
$500
$4,434
Lifetime GP
$3,948
Lifetime CP6
All-in CAC
2-Year Gross Profit
Customer Gross Profit
Servicing Cost
Customer Contribution Profit

1: Kin Interinsurance Network's 2021 YTD average new premium & surplus contribution due in force as of May 2021. 2: Take rate represents Kin's 32% commission and management fee revenue on carrier premium only (no surplus contribution). 3: Retention rate is premium renewal rate net of cancellations and rate increases; 90% is illustrative retention rate for purposes of LTV / CAC vs. actual retention of 92%. 4: Includes marketing, operations, and data CAC. 5: Servicing cost includes customer service & unallocated claims management (ULAE) expenses. 6: Contribution profit is gross profit less servicing cost. Note: Premium & fees and retention rate are for Kin Interinsurance Network. All other numbers are for Kin Insurance, Inc. LTV / CAC ratios may vary by geography, and marketing costs are expected to increase for new market launches, including LA.

kin.com | 14

DTC Is A Fundamentally Better Insurance Model

Targeted marketing enhances exposure management

- Enables sophisticated daily portfolio rebalancing

Eliminates bias introduced by external agents

- Traditional agents lead to bias, conflict of interest, and human error in underwriting

Direct relationship reduces frivolous claims & litigation

- No barriers between us and customer at time of claim
- Ability to tailor coverages to market conditions

kin.com | 15

kin.

Significant Technology Advantage Over Both Legacy An d N e w C o m p e t i t o r s Market - leading proprietary tech and data infrastructure Easy online experience that makes customers happy Tech - enabled human assist when needed Marketing tech improves conversion of preferred customers Data advantage results in lower losses & more granular pricing Faster reaction speed than legacy insurers Efficient claims management that delights customers 02. kin.com | 16

Data And Tech Provide A Bigger Competitive Moat In Homeowners Insurance Than In Renters Or Auto

Cars are uniform

Online auto is a solved problem

VIN # gets make/model/year + License # gets driver record = Quote

Renters insurance is formulaic

Coverage is unsophisticated

Address gets building records + Asset declaration drives price and coverage amount = Quote

Homes are unique and complex

We are solving home insurance with new data & tech drawing on thousands of data points

Roof Type + Construction + Geography + Sq Footage

10 yr Roof Age + 1954 Year Built + 700 Owner Credit + $$$ Owner Claims

+ # Bathrooms
+ Pool Presence
+ Dog Breed
+ Finish Quality
+ Basement Type
+ Alarm System
+ Garage Type/Size
+ Other Structures
+ Roof Material
+ Dist. to Hydrant
+ Foundation Type
+ # of Stories
+ Child Presence
+ Other Factors

= Customized Coverage Options

Basic | Plus | Premier

kin.com | 17

kin.

Sophisticated Underwriting Moved To The Background C u s to m e r s c a n complete the pr o c e s s e n t i r e l y online exceptional service and mind - blowing savings. I am grateful to have found this company and have already been telling my friends about it!” kin.com | 18 “Wo w w o w w o w ,

"Beats any other insurance for homeowners in Florida. Customer service is exceptional." “Kin uses technology to automate the process of signing up, getting your quote and getting coverage started. It took just a few minutes to fill out the online application, get a quote and then customize that quote based on the coverage I needed. Really couldn't have been easier, and their rates are super competitive.” "I only hope that I can stay with them for the rest of my ownership of my property." "Kin insurance has provided me with the best coverage at the lowest price 2 times now." “Karen was very helpful for my 44,283 questions and managed to do what 10 other companies couldn't!! So thankful for the referral and choosing Kin insurance!! Thank you to Karen for you help!!!” ”Kin is an insurance company for the 21 st century!" "The Kin team made me "Exceeded my expectations... feel like part of the family." excellent service." Our Customers Rave About Us kin.com | 19

Proprietary Kin Technology Seamlessly Integrates & Optimizes Targeted Marketing, Online Application Experience And Underwriting

Airlock evaluates leads in real time before buying


leads
Airlock
reject
accept
accept
Pay a premium
Pay less
Don't buy

Lead scoring model categorizes each lead and focuses on premium customers


Customer Value
Propensity to Bind

kin.com | 20

kin.

Kin Automates The Analysis And Classification Of Documents And Other Unstructured Data

Kin Built Four Proprietary Tools to Automate, Predict & Analyze All Our Data


Pick a quote
Lowest Price
Kin Basics
$960
Our best value
Kin Plus
$1,080
Added protection
Kin Premier
$1,512
$295,000
$100,000
$5,000
$73,750
$310,000
$300,000
$1,000
$124,000
$325,000
$500,000
$1,000
$245,000
View and Customize
View and Customize
View and Customize

01. Maestro

High-Quality Data Sources

Our digital platform generates and collects millions of data points via a proprietary data service. We collect and store this data and use it for analysis.

02. KIN Bot

Process Automation

Our automation bot allows us to handle complex & repetitive customer-facing or internal tasks, including document review, property attribute validation and underwriting audits.

03. KINfidence

Predictive Analytics

We integrate artificial intelligence into the process in order to predict data points and documents in near real-time. This leads to a speedy process for our customers.

04. Thunderwriting

Integrated Humans When We Need Them

When data cannot be verified, we integrate humans only when they are needed, reducing overall operational costs through process efficiencies & using the inputs to further train our models.

Accuracy, Predictability, and Efficiency

kin.com | 21

kin.

Our Risk Selection Engine Enables Us To Price Lower While Sustaining Fewer Losses 2020 Loss Ratio 1: Willis Re ‘Florida Market Watch’. 2: Kin Interinsurance Network adjusted loss ratio (gross loss & loss adjustment expense) / (gross earned premium + earned surplus contribution). 2 0 0 0 30 0 0 # of quotes (out of 100,000) For most customers, Kin is about 35 th percentile for competitiveness Highly targeted marketing ensures we are only marketing to customers who are a good match Kin is priced much higher for disproportionately risky homes 4000 10 0 75 50 25 0 FL H o m e o w n e r s Average 0. 00 0. 04 0. 08 0.12 0.16 0.20 0.24 0.28 0.32 0.36 0. 4 0 0. 4 4 0. 4 8 0. 52 0. 56 0. 6 0 0. 6 4 0. 6 8 0. 6 8 0.72 0.76 0. 80 0. 84 0. 8 8 0. 9 2 0. 9 6 1.00 0 10 0 0 Kin price ranking relative to 42 other carriers 79% 1 77% 2 kin.com | 22

Technology And Direct Relationship Give Kin An Edge In Claims[1]

Automated texts triggered to customers who may be impacted by weather event


3:20
kin.com
kin.
Hi! Kin Insurance here, Hurricane Sally is approaching, and your area may be impacted. We're tracking the storm so we can provide help for any Kin members who may need it.
Thanks! This is a first from an insurance company. Wow! Glad I'm with Kin!

Claims reported online 20%	Responses feed directly into high-tech, centralized loss adjustment process
Reduction in litigated claims[2] 70%	Kin leverages direct relationship to assist customers directly & avoid third-party involvement
High response rate 58%	Post-event wellness texts enable customers to start a claim or let us know everything's fine

1: Please see appendix page 48 for more information on Kin's claims processes and tools.
2: Comparison versus Citizens Property Insurance Corporation 2020 reported litigation rate.

kin.com | 23

kin.

Act i o n Le ga c y I n s u r e r s New rate filing Days Months New underwriting rule Minutes Weeks New product / state Weeks Months - Years New data source Days Months - Years Marketing experiment Days Impossible? New marketing channel Days Impossible? We can move much faster than competitors to take advantage of market opportunities Speed Is The Winning Formula In Insurance, And We Are More Agile Than Competitors kin.com | 24 Note: The Company believes it has a 5 - year or greater technology and information infrastructure advantage over legacy competitors.

K i n H a s M u l t i p l e L e v e r s Fo r G r o w t h Geography New products N e w c h a nn e l s 0 3 . kin.com | 25

Planning National Expansion By 2025 With Tactical State Expansion[1]


Current States
Targeted States
Other States


Kin's TAM as % of Homeowners Insurance Market
20%
49%
87%
2021
2022
2023

1. Expansion may occur through the acquisition of insurers licensed in targeted states, among other means. The Company has entered into a Stock Purchase Agreement to acquire the stock of an inactive insurance company holding insurance licenses in more than 40 states, which will accelerate the Company's expansion into additional states. The Company expects the transaction will be closed upon regulatory approval. Note: Kin has a book of business in CA and holds exclusive ownership. That business was generated through the use of a fronting program. Because Kin plans to become a direct CA writer, Kin recently ceased writing new business on that program. Kin launched in Louisiana in March and has generated more than $600K of gross written premium in the state to date, including over $300K in June. Kin is actively pursuing strategic opportunities with existing investors including potential opportunities with The Related Companies.

kin.com | 26

Elevate Brand Resonance Across New Marketing Channels

Direct Mail

- Leverage our data to pre-underwrite and target specific homes
- Legacy competitors can't do direct mail because they don't control conversion

Social

- Goal to establish Kin as a trusted resource
- Macro/micro influencer partnerships
- Community development

Brand

- Brand refresh and website redesign
- Mission-driven & customer aligned through Kin Interinsurance Network
- TV, video & audio streaming

And More • Affiliate marketing • Partnerships • Warm transfer • Lifecycle marketing

Note: Kin plans to launch a marketing campaign including a short form documentary, along with a broader rebranding launch in Q3 2021. The Company expects to invest in additional brand awareness and anticipates this may help lower CAC over time.

kin.com | 27

kin.

Expanding Products And Increasing LTV 5x Through Cross-Sell

Other insurance products:

- Auto
- Life
- Umbrella

Non-insurance products:

- Home services & repair
- Solar
- Home finance
- Smart home products

New risk segments in home:

- Flood
- Older roofs
- Condos
- Manufactured homes

Note: The Company currently expects to have an auto product offering when entering states where bundling is a customer expectation. The Company maintains a proprietary condominium database used in underwriting, which could be used for commercial habitational risks should the Company decide to do so in the future.

"Homeowners insurance customers are the single most valuable group of personal lines customers for P&C insurers."

-J.D. Power

kin.com | 28

kin.

Financial Overview

$2 $6 $27 $69 $ 1 30 2 0 1 9 A 2 0 2 0 A 2 0 2 1 E 2 0 2 2E 2 0 2 3 E $ 21 $83 $200 $77 $ 1 5 1 $231 $13 $25 $ 98 $ 2 34 R e n e w a l s Total Written Premium 1 ($mm) 139% 5 - ye a r C A G R We Expect To Generate Over $400mm Of Premium By 2023 Premium & gross profit projections are for Shareholder Interest (Kin Insurance, Inc.) kin.com | 30 Gross Profit ($mm) 1: Excludes surplus contribution, an incremental 10% capital contribution on top of premium paid by customers to Kin Interinsurance Network. Total written premium is a non - GAAP metric, which includes Carrier (Kin Interinsurance Network), MGA, and Agent premium. Gross premium written by Kin Interinsurance Network was $19.4mm in 2020. Agent premium are premiums Kin produced as an agent for third party carriers. Kin does not collect premiums for its third party agent business and has used third party carrier commission statements to estimate the total premiums produced. 2: Kin Interinsurance Network total policies in force at the end of the period (new and renewal). Note: Q1‘21 Gross Profit of $4.4mm increased $3.3mm, or 309%, over Q1‘20 Gross Profit of $1.1mm. $4 3 1 Renewals N e w C a rr i e r Policies 2 I n F o r c e : 2 0 1 9 A 1K 2 0 2 0 A 15K 2 0 2 1 E 57K 2 0 2 2E 177K 2 0 2 3 E 353K

Insurtech Leader In Unit Economics

Metric	kin.	Hippo	Lemonade	ROOT	metromile
Revenue Growth Rate ('21-'22E)[1]	151%	74%	60%	57%	81%
Premium Per Customer [2]	$1,634	~$1,200	$229	$958	$1,092
Retention Rate [3]	92%	87%	81%	51%	69%
Marketing CAC [4]	$312	$350	$246	$332	$289
% Premium Per Customer	24%	29%	107%	35%	26%
LTV / CAC [5]	7.9x	5.4x	1.1x	0.4x	3.1x
Adj. Loss Ratio [6]	77%	198%	121%	81%	75%

Source: Company filings; FactSet; Broker Research; Note: 1: Lemonade and Root are FactSet estimates as of 6/7/2021; Hippo and Metromile are management projections; Kin: Kin Insurance, Inc. revenue; Metromile: Revenue assumes 65% retention and 25% ceding commission on reinsurance business and includes revenue from enterprise segment and other income. 2: Kin: Kin Interinsurance Network's 2021 YTD average new premium & surplus contribution due in force as of May 2021 (~$1,700 in June 2021). 3: Kin: Kin Interinsurance Network life to date as of April 2021; Hippo: 2019 one-year premium retention; Lemonade: Q1'21 annual premium retention; Root: Q2'20 term one policy retention adjusted for company-initiated cancellations; Metromile: 2020 new customer retention after one year (two policy terms), inclusive of cancellations. 4: Kin: 2020 marketing CAC; % premium per customer is on 2020 Carrier, MGA, and Agent new bound premium per customer (excluding surplus contribution) of ~$1,300; Lemonade: Q1'21 LTM sales & marketing expense / new customers; Root: August 2018-August 2020 average CAC; Metromile: Q3'20. 5: Kin: Customer lifetime value / customer acquisition costs (includes marketing, operations, and data CAC); Hippo: Expected LTV for Q1'21 cohorts; Lemonade: Q1'20 from Thomvest Ventures; Root: From Barclays 'Disrupting Auto, One Mile at a Time'; Metromile: Q2'20. 6: Kin: Kin Interinsurance Network 2020 adjusted loss ratio (gross loss & loss adjustment expense) / (gross earned premium + earned surplus contribution); Hippo: Q1'21 gross loss & LAE ratio; Lemonade: Q1'21 gross loss & LAE ratio; Root: Q1'21 direct loss & LAE ratio; Metromile: 2020 direct loss & LAE ratio.

kin.com | 31

kin.

5 4 .4 x 4 7 . 7 x 1 5 .1 x 1 3 .9 x Source: Company filings; FactSet; Broker Research; Note: Market data as of 6/7/2021; Lemonade and Root are FactSet estimates; Hippo and Metromile are management projections. 1: Assumes Kin valuation of $1,031mm. 2: Kin and Hippo: Total written premium; Lemonade: Gross written premium; Metromile: Direct earned premium; Root: Direct written premium. 2022E FV / Adj. Gross Profit 2 0 22 E F V / Premium 2 9.6x 6.4x 3 . 7 x 1 .1 x 1 5 .0 x 1 4 .4 x 1 Kin projections are for Shareholder Interest (Kin Insurance, Inc.) Attractive Valuation kin.com | 32

Recent Rate & Underwriting Actions To Achieve Target Loss Ratio



198%
-121%
77%
2020 Kin hit by 4 hurricanes
-11%
One in Sept. '20, One in May '21
-13%
Three major changes implemented last year
-13%
40%
Hippo
kin.
Hippo Q1'21 Loss Ratio[1]
Kin Out Performance
Kin 2020 Adj. Loss Ratio[2]
Excess Cat[3]
Already Launched Rate Increases
Already Implemented Underwriting Changes
Pro Forma Adj. Loss Ratio

1: Q1'21 gross loss & LAE ratio. 2: Kin Interinsurance Network adjusted loss ratio (gross loss & loss adjustment expense) / (gross earned premium + earned surplus contribution). The Company works to apply a conservative IBNR reserving philosophy based on actuarial assessment. The 2020 actual loss experience to date (51% adjusted) is less than the published loss ratio. Kin's 2019 loss ratio was comparable. 3: Catastrophe loss excess of modeled Average Annual Loss (AAL) for our 2020 portfolio.

kin.com | 33

kin.

kin.com | 34 $ 1,634 avg. pr e m i u m & f ee s 90 % re t e n t i o n 3. 5 % s e r v i c i n g & cl a i m s m g m t . expense Direct To Consumer Model Provides Higher Return on Equity DTC Model • 40 0% 1 0 y r I R R - 1 x A c q u i s i t i o n C o s t inclusive of marketing, operations & data • 1 3 m o s C A C P a yb a c k can fund with debt to increase equity returns • No Independent Agent incentivized to shop customers to new carrier each year • Opportunity to Cross - Sell $ 500 1 x A ll - in C A C $ 1,977 10 y r O p e r a t i n g Profit 1 $ 1,634 avg. pr e m i u m & f ee s 85 % re t e n t i o n 17 % re cu rri n g ag e n t c o mm i ss i o n / o v e r h e a d & $5 0 dat a c o s t i n C A C 3 % cl a i m s m g m t . expense Independent Agent Model • Low upfront acquisition cost, but no relationship with the customer • Higher churn, from agents switching customer to best paying carrier • Agents incentivized to game the system in underwriting $ 1,255 10 y r C A C $ 792 10 y r O p e r a t i n g Profit 1 1: O p er a t in g p r o f i t d e f in ed a s c o n t r i b u t i o n p r o f i t l es s C A C .

Kin Operates A Reciprocal, Giving Us Recurring Revenue And Limited Risk

Separates Insurance & Equity Risk

01. Reciprocal carrier is owned by policyholders and has separate financial results

02. Kin manages reciprocal operations

03. Reciprocal holds insurance risk, regulatory capital, & reinsurance

04. Kin is paid 32% of premium to manage the reciprocal regardless of results kin.
Manages Reciprocal & Acquires Customers
Fixed 32% Of Premium
Premium & Claims
Policyholders
Own Reciprocal
kin.
Interinsurance Network
Reciprocal Carrier
Florida Domiciled
Reinsurance
Surplus Capital

kin.com | 35

2 0 2 1 2 0 23 Long T e r m 28% 30% 32% - 97% 3% 30+% 65% 38% 35% 15 4% 1 0 5% 9 5 % G P % o f T o t a l W r i tt e n P r e m i u m 1 Operating Income Before Customer Acquisition 2 Margin Ad j u s t e d C o m b i n e d Ra t i o 4 I n s u r a n c e , I n c . (Shareholder Interest) 1: Kin Insurance, Inc. gross profit / total written premium. Total written premium excludes surplus contribution, an incremental 10% capital contribution on top of premium paid by customers to Kin Interinsurance Network. Total written premium is a non - GAAP metric, which includes Carrier (Kin Interinsurance Network), MGA, and Agent premium. Gross premium written by Kin Interinsurance Network was $19.4mm in 2020. Agent premium are premiums Kin produced as an agent for third party carriers. Kin does not collect premiums for its third party agent business and has used third party carrier commission statements to estimate the total premiums produced. The Company retains discretion to decrease its management fees, including for competitive advantage. 2: Operating income before customer acquisition is a non - GAAP metric defined as operating income + total customer acquisition costs – new customer revenue. The Company currently expects it will achieve 30 - 50% operating margins from its management services. At scale, the Company believes it could reduce management costs to as little as 10% of premium. 3: Adjusted loss ratio is (gross loss & loss adjustment expense) / (gross earned premium + earned surplus contribution). 4: Adjusted combined ratio is (gross loss & loss adjustment expenses + all other carrier expenses) / (gross earned premium + earned surplus contribution). The Company intends to run Kin Interinsurance Network at or close to break - even (~100% combined ratio) as the shareholder interest is in Kin Insurance, Inc. T arget Operating Model Adjusted Loss Ratio 3 Interinsurance kin.com | 36 Ne t w o r k (Non - Controlling Interest)

Appendix

Kin Has A Simple And High-Margin Business Model


Customer pays $1,100 for a policy
$1,000 premium
$100 surplus contribution
Kin Interinsurance Network
32% of $1,000 premium paid to Kin ($320)
kin.
$320 gross profit to Kin
(100% gross profit margin)
Policy Holders
40% of $1,000 pays claims and expenses ($400)
28% of $1,000 for reinsurance costs ($280)
$100 surplus contribution accumulates on Network balance sheet and provides capital for future growth & other expenses

Note: Kin Insurance Inc. provided initial capital contributions to Kin Interinsurance Network in the form of surplus notes and continues to contribute additional capital as needed to support growth. Kin Insurance Inc. has contributed $43.5mm of surplus notes to Kin Interinsurance Network to date as of June 2021.

kin.com | 38

Key Metrics And Performance Indicators

	Metric	Significance
kin. Insurance, Inc. (Shareholder Interest)	**Total Written Premium** →	Highly recurring, predictable
	Premium Renewal Rate →	Important driver of future total written premium and customer lifetime value
	Gross Profit →	Source of capital for business operations
kin. Interinsurance Network (Non-Controlling Interest)	**Adjusted Combined Ratio** →	Long term must stay below 100% to ensure sustainability
	Adjusted Loss Ratio →	Leading indicator for adjusted combined ratio

kin.com | 39

kin.

Summary Financials

Projections are for Shareholder Interest (Kin Insurance, Inc.)

($mm)	2019A	2020A	2021E	2022E	2023E
Total Written Premium[1]	**13.1**	**25.0**	**98.1**	**233.5**	**430.7**
% growth	24%	91%	243%	138%	84%
Revenue	1.8	6.2	27.5	68.9	129.8
% growth	48%	248%	346%	151%	88%
% of written premium	13%	25%	28%	30%	30%
Gross Profit	**1.8**	**6.2**	**27.5**	**68.9**	**129.8**
% growth	48%	248%	346%	151%	88%
Operating Expenses	10.5	23.5	66.8	116.0	167.5
Operating Income[2]	**(8.8)**	**(17.3)**	**(39.3)**	**(47.1)**	**(37.7)**
Total Customer Acquisition Cost[3]	3.4	10.7	33.7	76.1	111.3
New Customer Revenue[4]	0.8	4.4	21.0	44.7	70.0
Operating Income Before Customer Acquisition[5]	**(6.2)**	**(11.0)**	**(26.7)**	**(15.7)**	**3.6**

1: Excludes surplus contribution, an incremental 10% capital contribution on top of premium paid by customers to Kin Interinsurance Network. Total written premium is a non-GAAP metric, which includes Carrier (Kin Interinsurance Network), MGA, and Agent premium. Gross premium written by Kin Interinsurance Network was $19.4mm in 2020. Agent premium are premiums Kin produced as an agent for third party carriers. Kin does not collect premiums for its third party agent business and has used third party carrier commission statements to estimate the total premiums produced. 2: Operating income is a non-GAAP metric defined as gross profit less operating expenses, which exclude interest, taxes, D&A, stock-based compensation and one time losses. 3: Represents total CAC including marketing, operations, and data costs. 4: Represents revenue from new customers acquired in the period. 5: Operating income before customer acquisition is a non-GAAP metric defined as operating income + total customer acquisition costs – new customer revenue. Note: The Company anticipates positive unadjusted operating income in 2024.

kin.com | 40

kin.

Consolidated Income Statement

2019-Q1'21A ($mm)	Kin Insurance, Inc. (Shareholder Interest)			Kin Interinsurance Network (Non-Controlling Interest)			Elimination of Related Party Transactions			Kin Consolidated		
Period	2019	2020	Q1'21	2019	2020	Q1'21	2019	2020	Q1'21	2019	2020	Q1'21
Commission & Carrier Management Fees	1.7	6.1	4.4	-	-	-	(0.3)	(5.5)	(4.1)	1.4	0.6	0.2
Net Premium Earned	-	-	-	(0.4)	0.2	1.7	-	-	-	(0.4)	0.2	1.7
Investment & Other Income	0.1	0.1	-	0.4	0.7	0.3	-	-	-	0.5	0.7	0.3
Gross Profit	**1.8**	**6.2**	**4.4**	**0.0**	**0.8**	**1.9**	**(0.3)**	**(5.5)**	**(4.1)**	**1.5**	**1.5**	**2.2**
Loss & LAE	-	-	-	0.1	3.9	2.8	-	-	-	0.1	3.9	2.8
Employee Compensation & Benefits	7.2	14.3	6.2	-	-	-	(0.1)	(0.9)	(0.5)	7.2	13.4	5.7
Commission & Carrier Management Fees	-	-	-	0.3	6.1	4.6	(0.3)	(6.1)	(4.6)	-	-	-
Marketing	1.2	5.4	3.6	-	-	-	-	(0.3)	(0.2)	1.2	5.2	3.4
Other Expenses	2.1	3.8	1.5	0.3	0.5	0.2	-	0.6	0.3	2.4	4.8	2.0
Operating Expenses	**10.5**	**23.5**	**11.3**	**0.7**	**10.4**	**7.6**	**(0.4)**	**(6.7)**	**(5.0)**	**10.9**	**27.2**	**13.9**
Operating Income[1]	**(8.8)**	**(17.3)**	**(6.9)**	**(0.7)**	**(9.6)**	**(5.6)**	**0.1**	**1.2**	**0.9**	**(9.4)**	**(25.7)**	**(11.7)**

Based on preliminary Q1 financial results that are subject to change. 1: Operating income is a non-GAAP metric defined as gross profit less operating expenses, which exclude interest, taxes, D&A, stock-based compensation and one time losses.
Note: When practical, the Company intends to take steps such that Kin Interinsurance Network (the Reciprocal) is no longer treated as a Variable Interest Entity for which consolidation with the Company is required.

kin.com | 41

kin.

2 0 1 9 - Q 1 ’ 2 1 A ( $ mm) K i n I n s u r a n c e , I n c . (Shareholder Interest) K i n I n t e r i n s u r a n c e Network ( N o n - Co n t r o lli n g I n t e r e st ) Elimination of Related Party Transactions K i n C o n s o li da t e d Period 2019 2020 Q1’21 2019 2020 Q1’21 2019 2020 Q1’21 2019 2020 Q1’21 Operating Income 1 (8.8) (17.3) (6.9) (0.7) (9.6) (5.6) 0.1 1.2 0.9 (9.4) (25.7) (11.7) Net Interest Expense 0.6 1.2 0.4 1.6 3.5 0.9 - - - 2.2 4.7 1.2 Amortization Expense 0.2 0.5 0.2 - - - - - - 0.2 0.5 0.2 Stock Compensation 0.3 0.3 0.1 - - - - - - 0.3 0.3 0.1 N e t I n c o m e (9.8) (19.3) (7.6) (2.3) (13.1) (6.5) 0.1 1.2 0.9 (12.0) (31.2) (13.2) Noncontrolling Interest - - - 2.3 13.1 6.5 - - - 2.3 13.1 6.5 Net Income Attributable to Consolidated Kin Insurance Inc. (9.8) (19.3) (7.6) 0.0 0.0 0.0 0.1 1.2 0.9 (9.7) (18.1) (6.7) Consolidated Income Statement: Operating Income To Net Income Based on preliminary Q1 financial results that are subject to change. 1: Operating income is a non - GAAP metric defined as gross profit less operating expenses, which exclude interest, taxes, D&A, stock - based compensation and one - time losses. One time losses were < 0.1mm in 2019 for Kin Insurance, Inc. and 0 in 2020 and Q1’21. kin.com | 42

Reciprocal retains the first $5mm of damage from any given hurricane Blue chip reinsurers cover the rest 1 Re t e n t i o n * $ 5 . 0 m m O p e n M a r k e t P l a ce m e n t $ 5 . 0 mm $ 3 0 . 1 mm F H C F L a y e r 90 % o f $ 7 3 . 5 m m x s $ 3 0 . 1 m m $103.5mm $312.7mm Open Market P l a ce m e n t Re t e n t i o n * $ 3 . 0 m m O p e n M a r k e t P l a ce m e n t $ 2 7 6 . 6 mm UL $9.0mm xs $3.0mm 1 s t Ev e n t 2 n d Ev e n t 1. In addition to these unaffiliated reinsurers, Kin management is considering forming an affiliate that would provide a portion of the requisite reinsurance for the Reciprocal, which would be funded by either capital or capital raised from the sale of insurance linked securities. Note: The reciprocal did not make any claims on either the per - event XOL or per - risk XOL last year. However, there were several cat events that fell within our retention, which had a meaningful impact on our results. 1 5 9 y r 35 y r 1 0 y r 1 3 3 y r 4 y r 3 y r Kin’s Overall Structure Allocates Risk Across Reciprocal And Reinsurers E x p ec t e d % o f w r i tt e n p r e m i u m f o r t r e a t y y e a r : 3 1 . 1% 26 . 4 % if b u y i n g r a t i n g a g e n c y r e q u i r e m e n t s Includes reinstatement premium protection Per risk XOL: $500k Number of reinsurers: 42 Quota share: 25 - 50% 1 9 2 6 M i a m i : $ 1 06 . 8 mm 20 0 5 K a t r i n a : $6 . 6 mm 20 0 4 I v a n : $ 5 . 8 mm 20 1 6 M a tt h e w : $ 4 . 1 mm 20 0 5 D e nn i s : $ 2 . 9 mm 20 0 4 Ch a r l e y : $ 5 2 .7 mm 20 1 7 Ir m a : $ 4 0 . 4 mm 20 0 4 J e a nn e : $ 3 9 . 5 mm 20 0 5 W il m a : $ 2 2 . 9 mm 1 9 9 2 A n d r e w: $ 1 8 . 4 mm 20 1 8 M i c h a e l : $ 1 5 . 0 mm kin.com | 43

- 1 80% - 8 0% 2 0% 1 2 0% 2 2 0% 3 2 0% ( 1 . 0 ) 0 . 0 1 . 0 3 . 0 4 . 0 7 . 0 8 . 0 9 . 0 Homeowners 2 a .0 vg. Source: Company filings; FactSet; Broker Research; Note: 1: Kin: Customer lifetime value / customer acquisition costs (includes marketing, operations, and data CAC); Hippo: LTV is expected for Q1’21 cohorts; Lemonade: Q1’20 from Thomvest Ventures; Root: From Barclays ‘Disrupting Auto, One Mile at a Time’; Metromile: Q2’20; Homeowners average from William Blair ‘Benchmarking Lifetime Value to Customer Acquisition Costs (LTV/CAC) Across the Insurance Industry’ (includes Allstate, Farmers, Liberty Mutual, Mercury, Nationwide, Progressive, Travelers and State Farm). 2: Revenue growth rate; Lemonade and Root are FactSet estimates as of 6/7/2021; Hippo and Metromile are management projections; Kin: Kin Insurance, Inc. revenue; Metromile: Revenue assumes 65% retention and 25% ceding commission on reinsurance business and includes revenue from enterprise segment and other income; Homeowners average from IBIS. L T V / C A C (x) 1 2020 - 2021E Growth Rate 2 420% 5.0 6.0 Hippo is primarily not a direct business 2 0 0% + G r o w t h 7 . 9 x L T V / C A C Excellent Unit Economics While Growing Faster Than Insurtech Peers kin.com | 44

Kin Is Ahead Of The Run-Rate Necessary To Hit 2021 Target

Premium are for Shareholder Interest (Kin Insurance, Inc.)



Total Written Premium[1] ($mm)
$8.2mm / month on average needed to hit
$98mm forecast for 2021
CMGR: 17%
Total YTD:
$41mm
$4.1
$5.2
$7.1
$7.6
$8.0
$9.0
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21

1: Excludes surplus contribution, an incremental 10% capital contribution on top of premium paid by customers to Kin Interinsurance Network. Total written premium is a non-GAAP metric, which includes Carrier (Kin Interinsurance Network), MGA, and Agent premium. Gross premium written by Kin Interinsurance Network was $19.4mm in 2020. Agent premium are premiums Kin produced as an agent for third party carriers. Kin does not collect premiums for its third party agent business and has used third party carrier commission statements to estimate the total premiums produced. Note: The June 2021 results showed strong MoM growth, with the May rate increase showing very little impact on conversion or churn.

kin.com | 45

kin.

Predictable Path To $98mm Of Premium For 2021

Premium are for Shareholder Interest (Kin Insurance, Inc.)



Total Written Premium[1] ($mm)
Total YTD: $41mm
$10
$31
$11
$46
$98
Jan - Jun Renewals
Jan - Jun New Premium
Jul - Dec Renewals
Jul - Dec New Premium
Total 2021

1: Excludes surplus contribution, an incremental 10% capital contribution on top of premium paid by customers to Kin Interinsurance Network. Total written premium is a non-GAAP metric, which includes Carrier (Kin Interinsurance Network), MGA, and Agent premium. Gross premium written by Kin Interinsurance Network was $19.4mm in 2020. Agent premium are premiums Kin produced as an agent for third party carriers. Kin does not collect premiums for its third party agent business and has used third party carrier commission statements to estimate the total premiums produced.

kin.com | 46

A v g . n e w s a l e s p e r c u s t o m e r Note: Bound premium is new bound premium, including surplus contribution. CSRs include all tenured sales agents (at least three full months in the role). A v g . p r e m i u m p e r n e w c u s t o m e r h a s i n cr e a s e d w i t h o u t a n i n c r e a s e i n C A C Ris k ad j u s t e d c o s t o f catastrophe re - i n s u r a n c e f e ll ye a r o v e r ye a r - 7.7% Catastrophe retention constant at $5M despite large increase in total insured value $35K $48K s e r v i c e r e p h a s i n c r e a s e d Mean bound premium / CSR by month J a n u a r y ' 2 1 M a y ' 2 1 $ 1 , 4 8 4 $ 1 ,63 4 $ 1 ,7 33 J a n u a r y ' 2 1 M a y ' 2 1 Y T D J u n e ' 2 1 Note: Avg. premium per new customer is Kin Interinsurance Network’s average new premium & surplus contribution due in force. $1,634 was the 2021 YTD average as of May 2021 (date of first discussion with PIPE investors). Note: Risk adjustment based on Loss Online from AIR model. Metrics Have Improved Over The First Half Of 2021 kin.com | 47

Note On Kin ’s Claims Tools And Processes In addition to our in - house claims professionals, we have strategic partnerships with leading independent adjusting firms to provide additional coverage in a large - scale event. We have longstanding relationships with these partners. We have commitments from our partners for enough adjusters to handle multiple major storms. These partnerships, coupled with our tech - driven claims system and process, allow us to more efficiently and effectively handle losses even in spikes of volume. Each of our partners has been working under the direction of Kin’s leadership and best practices to understand and deliver based on our exceptional customer service expectations and goals. These contracts commit to an additional 75 licensed and experienced desk adjusters and 450 dedicated field adjusters for catastrophe response. Our in - house claims personnel are trained to supervise vendor partners should we need to use significant vendor resources. The Company's electronic first notice of loss tool captures type and severity of loss and automates the triage, initial reserving, adjustor assignment, and emergency services dispatch when needed (i.e.: ongoing water intrusion). While the historical industry average is that a carrier has approximately 50% of cat losses reported in the first 2 weeks after an event, Kin has had an average of 85% of cat losses reported within this timeframe. Kin’s claims tools and processes give Kin an advantage in several ways, including: 1: Utilizing aerial imagery from before and after a catastrophe event to identify homes that may have a claim and to document damages. 2: Gathering information directly from the customer in an easy interface that helps expedite the claim process. Upon receipt of a claim, our system generates a call to action asking customers to upload photos to capture damages in real time. Submissions automatically upload to the individual’s claim file. 3: Performing virtual inspections of the damage to the home to speed the claims process and improve the customer experience. The Company has multiple tools that can guide the customer to capture a few photos that can then generate CAD room drawings and identify building materials. These can then be used to create a damage estimate in estimating software. This again allows us to get to work immediately on the claim, to engage the customer and to move a claim forward even if an adjuster could not physically access the home (i.e.: after some events (like Hurricane Michael), it can be weeks before authorities allow adjusters to enter the area). Additionally, we have created a proprietary tool, the Kin Claim Tracker, which allows customers to see the current status of their claim at all times and which sends an email and text to update the customers whenever their claim moves to the next step in the process. A detailed view of the Claim Tracker is accessible in the customer’s online portal 24/7. kin.com | 48

Risk Factors (1/3) Ri s k s R e l a t i n g T o O u r B u s i n e ss : • We have a history of losses and we may not achieve or maintain profitability in the future. • Our success and ability to grow our business depend on retaining and expanding our customer base. If we fail to add new customers or retain current customers, our business, revenue, operating results and financial condition could be harmed. • The “Kin” brand may not become as widely known as incumbents’ brands or the brand may become tarnished. • A failure to establish accurate reserves, a failure to adjust claims accurately, the denial of claims or our failure to accurately and timely pay claims could materially and adversely affect our business, financial condition, results of operations, and prospects. • If the management fee rate paid by the Carrier is reduced or if there is a significant decrease in the amount of direct and affiliated assumed premiums written by the Carrier, revenues and profitability could be materially adversely affected. • We have material weaknesses in our internal control over financial reporting. If material weaknesses persist or if we otherwise fail to establish and maintain effective internal control over financial reporting, our ability to accurately report our financial results could be adversely affected. • Our limited operating history makes it difficult to evaluate our current business performance, implementation of our business model, and our future prospects. • We may not be able to manage our growth effectively. • Intense competition in the segments of the insurance industry in which we operate could negatively affect our ability to attain or increase profitability. • Reinsurance may be unavailable at current levels and prices, which may limit our ability to write new business. Furthermore, reinsurance subjects us to counterparty risk and may not be adequate to protect us against losses, which could have a material effect on our results of operations and financial condition. • Failure to maintain our risk - based capital at the required levels could adversely affect the ability of the Carrier to maintain regulatory authority to conduct our business. • Failure to maintain our financial strength ratings could adversely affect the Carrier’s competitive position in the insurance industry and its ability to conduct our business as currently conducted. • If we are unable to underwrite risks accurately and charge competitive yet profitable rates to our customers, our business, results of operations and financial condition will be adversely affected. • If we are unable to expand our product offerings, our prospects for future growth may be adversely affected. • Our future success depends on our ability to continue to develop and implement our technology, and to maintain the confidentiality of this technology. • We rely on our digital platform to collect data points that we evaluate in pricing and underwriting our insurance policies, managing claims and customer support, and improving business processes, and any legal or regulatory requirements that restrict our ability to collect this data could thus materially and adversely affect our business, financial condition, results of operations and prospects. • We undertake advertising campaigns and other efforts to improve brand recognition, generate new business and increase the retention of our current customers. If these campaigns or efforts are unsuccessful or are less effective than those of competitors, our business could be materially adversely affected. • We depend on search engines, social media platforms, content - based online advertising and other online sources to attract consumers to our website, which may be affected by third - party interference beyond our control and as we grow our customer acquisition costs will continue to rise. • We may require additional capital to grow our business, which may not be available on terms acceptable to us or at all. • Interruptions or delays in the services provided by our sole provider of third - party data centers or our internet service providers could impair the operability of our website and may cause our business to suffer. • Security incidents or real or perceived errors, failures or bugs in our systems or website could impair our operations, result in loss of personal customer information, damage our reputation and brand, and harm our business and operating results. • We are periodically subject to examinations by our state insurance regulators, which could result in adverse examination findings and necessitate remedial actions. • We collect, process, store, share, disclose and use customer information and other data, and our actual or perceived failure to protect such information and data, respect customers’ privacy or comply with data privacy and security laws and regulations could damage our reputation and brand and harm our business and operating results. kin.com | 49

Risk Factors (2/3) • We employ third - party licensed software for use in our business, and the inability to maintain these licenses, errors in the software we license or the terms of open source licenses could result in increased costs or reduced service levels, which would adversely affect our business. • We may be unable to prevent or address the misappropriation of our data. • We rely on the experience and expertise of our Co - Founders, senior management team, highly - specialized insurance experts, key technical employees and other highly skilled personnel. • Our ability to attract, develop and retain talented employees, managers and executives, and to maintain appropriate staffing levels, is critical to our success. • If we experience an interruption in the operation of our necessary systems, technology, facilities and business functions, our business could be harmed. • If our customers were to claim that the policies they purchased failed to provide adequate or appropriate coverage, we could face claims that could harm our business, results of operations and financial condition. • Our company culture has contributed to our success and if we cannot maintain this culture as we grow, our business could be harmed. • Misconduct or fraudulent acts by employees, agents or third parties may expose us to financial loss, disruption of business, regulatory assessments and reputational harm. • We may be unable to prevent, monitor or detect fraudulent activity, including policy acquisitions or payments of claims that are fraudulent in nature. • Our exposure to loss activity and regulation may be greater in states where we currently have most of our customers: Florida and Louisiana. • Our product development cycles are complex and subject to regulatory approval, and we may incur significant expenses before we generate revenues, if any, from new products. • Litigation and legal proceedings filed by or against us could have a material adverse effect on our business, results of operations and financial condition. • Failure to protect or enforce our intellectual property rights could harm our business, results of operations and financial condition. • Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business. • We may not be able to utilize a portion of our net operating loss carryforward to offset future taxable income for U.S. federal income tax purposes, which could adversely affect our net income and cash flows. • Our expansion within the United States will subject us to additional costs and risks and our plans may not be successful. • We undertake strategic initiatives to innovate within the competitive, regulatory and legal environments of the insurance industry and our innovations may entail a degree of risk, may not ultimately achieve anticipated business goals, or may be subject to challenge by regulators or private litigants. • Our goal is to maximize the long - term value of the business; we do not manage to short - term earnings expectations, which at times may adversely affect short - term results. kin.com | 50

Risk Factors (3/3) Ri s k s R e l a t i n g T o O u r I n d u s t r y : • The insurance business, including the market for homeowners insurance, is historically cyclical in nature, and we may experience periods with excess underwriting capacity and unfavorable premium rates, which could adversely affect our business. • We operate in a highly regulated environment and are subject to a variety of complex federal and state laws and regulations. • State insurance regulators impose additional reporting requirements regarding enterprise risk on insurance holding company systems, with which we must comply as an insurance holding company. • The increasing adoption by states of cybersecurity regulations could impose additional compliance burdens on us and expose us to additional liability. • Severe weather events and other catastrophes, including the effects of climate change and global pandemics, are inherently unpredictable and may have a material adverse effect on our financial results and financial condition. • We expect our results of operations to fluctuate on a quarterly and annual basis. In addition, our operating results and operating metrics are subject to seasonality and volatility, which could result in fluctuations in our quarterly revenues and operating results or in perceptions of our business prospects. • An overall decline in economic activity could have a material adverse effect on the financial condition and results of operations of our business. • We rely on data from our customers and third parties for pricing and underwriting our insurance policies, handling claims and maximizing automation, the unavailability or inaccuracy of which could limit the functionality of our products and disrupt our business. • Our results of operations and financial condition may be adversely affected due to limitations in the analytical models used to assess and predict our exposure to catastrophe losses. • We are subject to payment processing risk. • The Carrier is subject to minimum capital and surplus requirements, and failure to meet these requirements could subject us to regulatory action. • The Carrier is subject to assessments and other surcharges from state guaranty funds, and mandatory state insurance facilities, which may reduce our profitability. • Our success depends upon the insurance industry continuing to move online at its current pace and the continued growth and acceptance of online products and services as effective alternatives to traditional offline products and services. • Our actual incurred losses may be greater than our loss and loss adjustment expense reserves, which could have a material adverse effect on our financial condition and results of operations. • Our ability to compete in the property and casualty insurance industry and our ability to expand our business is partially dependent on us maintaining our Demotech, Inc. rating, and may be negatively affected by the fact that we do not have a rating from AM Best Company. • Performance of our investment portfolio is subject to a variety of investment risks that may adversely affect our financial results. • Unexpected changes in the interpretation of our coverage or provisions, including loss limitations and exclusions, in our policies could have a material adverse effect on our financial condition and results of operations. • We face vigorous competition from large, well - capitalized national companies and smaller regional insurers. Other large national and international insurance or financial services companies also may enter these markets in the future. Many of these companies may have greater financial, marketing and management resources than we have. kin.com | 51